Exhibit 99.1

July 1, 2015

DubLi, Inc. Changes Corporate Name to Ominto, Inc., Reflects Global Growth Strategy and Commitment to Cashback Rewards

FORT LAUDERDALE, FL -- (Marketwired) -- 07/01/15 -- DubLi, Inc. (OTC PINK: DUBL), a global Cashback rewards and valuebased travel, shopping platform, today announced that it has changed its corporate name to Ominto, Inc. The name change reflects the company's global growth strategy and continued commitment to pioneering the online cash rewards model.

"Our new brand -- Ominto -- embodies our commitment to create a vibrant engine for ecommerce transactions on the worldwide stage by combining our world-class technology, global outlook and seasoned leadership," said Ivan Braiker, President and CEO of Ominto, Inc. "For more than a decade, this company has successfully fostered a loyal, international network of smart shoppers and leading retailers through an innovative Cashback rewards program and this important change positions us to better connect with our partners, consumers, investors and communities. We are pleased to elevate Ominto's legacy as we begin our next chapter."

Ominto, Inc. will include Ominto.com, launching in September, its consumer-facing Cashback e-commerce portal. The DubLi.com site will continue to be the product of DubLi Network and will be one of many Partner Program sites powered by the Ominto platform. The Ominto.com Cashback e-commerce technology platform will also drive the Ominto Partner Program, which operates co-branded and white-labeled sites on behalf of global businesses and non-profit partners. Powered by Ominto, these sites help Partners build loyalty among customers, employees, investors and donors while harnessing an additional source of revenue through Cashback on every purchase.

Partnering with thousands of the world's leading retail and travel brands, Ominto.com will provide members with a Cashback earning platform for online purchases on their favorite sites -- without changing everyday shopping habits.

As part of the move, the Company will now trade on the OTC Pink® Open Marketplace under the new ticker symbol "OTC PINK: OMNT," effective on July 1. The Company's corporate website (www.dubli-inc.com) has changed to inc.ominto.com.

For more information, please visit inc.ominto.com.

About Ominto, Inc.

Ominto, Inc. is a global e-commerce leader and pioneer in Cashback rewards, delivering value-based retail and travel deals through its international network of shopping portals and partner sites. Ominto.com or at Partner sites powered by Ominto.com, consumers will shop at their favorite stores, find the best deals and earn Cashback with each purchase. Ominto.com will feature thousands of brand name stores and industry-leading travel companies from around the world, providing Cashback earnings to consumers in more than 120 countries. Ominto Partner will offer a customized co-branded version of the Ominto.com shopping and travel platform to businesses, academia and non-profits, providing them with a professional, reliable web presence that builds brand loyalty with their members, customers or constituents while earning commission for the organization and Cashback for shoppers on each transaction.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Ominto's strategy, future operations, future financial positions, prospects, plans and objectives of management are forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "target" or "continue" and similar expressions (or the negative of these terms) are intended to identify forward-looking statements. These forward statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management's beliefs, intentions or goals. Ominto may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on Ominto's forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: our ability to successfully obtain consumer and/or market acceptance of our membership Cashback program; the ability to attract customers who purchase through our website; our ability to obtain additional funding and/or generate sufficient working capital to fund our operations; the ability to establish and/or maintain a large growing base of productive business associates; the ability to develop and/or maintain our growing partner programs; the ability to obtain and maintain digital coupon content on our website; the risks related to Ominto's ability to manage its growth, including accurately planning and forecasting its financial results; the competitive environment for Ominto's business; Ominto's ability to protect consumer data and our intellectual property; the ability to adapt to mobile and technological change; the need to manage regulatory, tax and litigations risk; Ominto's ability to manage international business uncertainties; along with other risks and potential factors that could affect Ominto's business and financial results identified in Ominto's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Ominto, Inc. Contact:

Stefanie Kitzes

investorrelations@dublicorp.com

(561) 362-2399

Source: DubLi, Inc. News Provided by Acquire Media